EXHIBIT 99.3

SAFENET, INC.

Index to Pro Forma

Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet at December 31, 2001

Pro Forma Condensed Combined State of Operations For the Year Ended December 31, 2001

Notes to the Pro Forma Condensed Combined Financial Statements

SafeNet, Inc.

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2001

(Dollars in thousands)

	SafeNet	Securealink		Adjustments			Total
Assets				Dr		Cr
Current Assets:
Cash and cash equivalents	$14,994	$374			b.	$2,000	$13,368
Short-term investments	15,865	—					15,865
Accounts receivable, net	3,782	346					4,128
Receivable from related parties		819			a.	319	500
Inventories, net	1,492	326					1,818
Prepaid expenses	671	279					950
Total current assets	36,804	2,144		—		2,319	36,629
Equipment and leasehold improvements, net of accumulated	1,190	325					1,515
Computer software development costs, net of accumulated	727	—					727
Goodwill, net	316	—	c.	10,678			10,994
Intangible assets to be amortized (weighted average two year useful life)	—	—	c.	1,905			1,905
Acquired in-process research and development assets	—	—	c.	3,012	c.	3,012	—
Investment in Securealink	—	—	b.	15,086	c.	15,086	—
Other assets	841	462					1,303
	$39,878	$2,931		$30,681		$20,417	$53,073
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$—	$1,484		$—		$—	$1,484
Accounts payable	1,017	618					1,635
Accrued salaries and commissions	873	261					1,134
Other accrued expenses	608	759			b.	450	1,817
Notes payable to related parties	—	831	a.	831			—
Advance payments and deferred revenue	1,921	—					1,921
Total current liabilities	4,419	3,953		831		450	7,991
Long term liabilities:
Note payable to shareholder of acquired company	—	—			b.	2,000	2,000
Stockholders’ equity:
Common stock	71	—		—	b.	6	77
Additional paid-in capital	52,400	1,742	c.	1,742	b.	10,630	63,030
							—
Accumulated deficit	(15,486)	(2,793	)c.	3,012	c.	2,281	(18,498)
					a.	512
Accumulated other comprehensive loss	(1,526)	29	c.	29			(1,526)
Net stockholders’ equity	35,459	(1,022)		4,784		13,429	43,082
	$39,878	$2,931		$5,615		$15,879	$53,073

SafeNet, Inc. and Subsidiaries

Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2001

	SafeNet	Securealink		Adjustments	Total
Revenues	$18,127	$6,883		$—	$25,010

Cost of revenues	6,482	4,960	d.	136	11,578

Gross profit	11,645	1,923		(136)	13,432

Research and development expenses	7,400	1,996	e.	1,267	10,663
Sales and marketing expenses	6,290	1,935		—	8,225
General and administrative expense	2,789	645		—	3,434
Amortization of acquired intangible assets	85	—			85
Total operating expenses	16,564	4,576		1,267	22,407

Operating income (loss)	(4,919)	(2,653)		(1,403)	(8,975)

Interest income, net	1,357	(108	)f.	(100)	1,149

Net income (loss)	$(3,562)	$(2,761)		$(1,503)	$(7,826)

Income (loss) per common share
Basic	$(0.50)	NA		NA	$(1.03)
Diluted	$(0.50)	NA		NA	$(1.03)
Weighted average number of common shares outstanding:
Basic	7,057	575			7,632
Diluted	7,057	575			7,632

Notes to Pro Forma Condensed Financial Statements

1.  Basis of Presentation

The pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition as described and therefore are not indicative of the operating results that might have been achieved had the acquisition occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

On December 14, 2001, SafeNet, Inc. entered into a definitive agreement to acquire all of the outstanding stock of Pijnenburg Securealink, Inc. (“Securealink”) for aggregate consideration totaling $15,086,000 and consisting of 575,000 shares of common stock (market value - $18.50 per share), $2,000,000 in cash, $2,000,000 in a convertible promissory note, and estimated direct costs of acquisition of $450,000.  The attached above pro forma condensed financial statements combine the historical financial information of the Company as of December 31, 2001 and for the year then ended,  with that of the acquired company.

The purchase price allocated to goodwill and identifiable intangible assets is preliminary and subject to refinement.

The Company applied the provisions of Statement of Financial Accounting Standards (SFAS) No. 141 Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets with respect to the acquisition of Securealink on January 2, 2002 .  As part of the application of SFAS No. 141, the Company recognized identifiable intangible assets separate from goodwill and has recognized amortization expense on these intangible assets.  The Company recognized goodwill, which is not being amortized, but rather will be evaluated for impairment on a periodic basis but not less than once a year.

2.               In Process Research and Development

Included in the adjustment to accumulated deficit is an in process research and development charge of $3,012.  The amount was expensed at closing because the technological feasibility of the in process research and development had not been achieved and no alternate future uses have been established.  Research and development costs to bring the acquired products to technological feasibility are not expected to have a material impact on the Company’s future results of operations or cash flows.  This nonrecurring charge resulting directly from the transaction will be included in the Company’s net income during the year of acquisition, but has not been presented in the pro forma condensed combined statement of operations.

The Company used an independent appraiser to calculate the amounts allocated to in process research and development.  This independent appraiser used established valuation techniques accepted in the high technology industry, including the income approach, which discounts expected future cash flows to present value.  The approach gives consideration to relevant market sizes and growth factors, expected industry trends, product sales cycles, and the estimated lives of each of the products underlying the technology.  Consideration was also given to the projects stages of completion, the complexity of the work completed to date, the difficulty of completing the remaining development and the projected cost to complete the projects.

The discount rates used in the present value calculations were derived from a weighted average cost of capital, adjusted upward to reflect to reflect additional risks inherent in the development life cycle, and resulted in discount rates of approximately 25.0% based upon an income stream of 5 years.  The Company does not expect to achieve a material amount of development expense reductions therefore the valuation assumptions did not include significant anticipated cost savings.

3. Pro Forma Adjustments

The pro forma adjustments to the historical balance sheet and statement of operations are comprised of the following:

a.                     The adjustment represents the assignment of certain related party payables and receivables of the acquired company to the stockholders of the Company prior to the acquisition.

b.                    The adjustment represents the components of the purchase price.  The following table summarizes the calculation of the purchase price at January 2, 2002 and the recording of the acquisition using purchase accounting:

Acquisition consideration:
Common stock	$10,636,000
Cash	2,000,000
Convertible promissory note	2,000,000
Transaction costs — cash	450,000

Total purchase price	$15,086,000

c.               The adjustment records goodwill and intangible assets, while eliminating the investment asset and the equity accounts of the acquired company.  The adjustment also includes the write-off of acquired in process research and development costs discussed in Note 2.

d.   The adjustment represents the amortization of intangible assets related to existing backlog on hand as of January 2, 2002.

e.               The adjustment represents amortization of intangible assets such as patents and developed technology over a weighted-average useful life of two years.

f.                       The adjustment represents the interest expense accrued on the convertible promissory note.